SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 27, 2011
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(IRS Employer Identification No.)

2126 Inyo Street, Fresno, CA	93721
(Address of Principal Executive Office)	(Zip Code)

559-248-4944
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a12 under the Exchange
Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Resignation and Retirement of Certain Officers

Mr. Rhodlee Braa has provided notice to United Security Bancshares (“the Company”) of his intent to retire from the Company, effective March 2, 2012.  Mr. Braa's retirement is from his positions as Senior Vice President and Chief Credit Officer of United Security Bank and the Company.  Mr. Braa’s replacement has been hired as an employee of United Security Bank and the Company, but has not been appointed as an executive officer of United Security Bank or the Company.  A press release will be issued and Form 8-K will be filed with the SEC upon his official appointment as an executive officer of the Company or United Security Bank.

Caution About Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the anticipated affects of the restatement on our financial results, regaining compliance with NASDAQ requirements and statements about evaluating strategic alternatives.  Although Bancshares believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance Bancshares will be able to regain compliance with the NASDAQ requirements, implement strategic alternatives in a timely manner or that the expected affects of the restatement will be as anticipated, or that actual results, performance or achievements of Bancshares will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date: December 27, 2011	By: /s/ Ken Donahue
Executive Vice President &
Chief Administrative Officer